EXHIBIT 10.40

                             JOINT VENTURE AGREEMENT

This Joint Venture Agreement (JVA) is entered into by and between SILICON FILM TECHNOLOGIES, INC. ("SILICON") and APPLIED COLOR SCIENCE, INC. ("ACSi"), hereinafter collectively referred to as the "Parties."

         WHEREAS, SILICON, has developed technology that enables a conventional 35mm single reflex camera to capture, store, manipulate, display and transfer digital images without any modification to the camera. This technology is sometimes referred to herein as the "EFS." Further research and development, testing, evaluation and deployment of this technology is needed to produce a commercialized product and requires skill and expertise in the digital imaging industry;

         WHEREAS, ACSI has more than twenty-five years of combined experience in developing digital imaging systems and image processing algorithms;

         WHEREAS, the Parties previously entered into a joint venture which terminated in March, 2007 and the parties wish to join together again to continue in a new joint venture for the continued purpose of developing a functional protoype of the electronic film system with modular and upgradeable image sensors, memory, display, I/O features and 35mm-quality video capture;

         NOW THEREFORE BE IT RESOLVED, in consideration of the mutual covenants, promises, warranties and other good and valuable consideration set forth herein, the Parties agree as follows:

     1. FORMATION. The parties agree to enter into a joint venture formed pursuant to this Agreement (the "Joint Venture"). The Joint Venture shall be considered in all respects a joint venture between the Parties, and nothing in this Agreement shall be construed to create a partnership or any other fiduciary relationship between the Parties. Neither Party has any authority whatsoever to bind the other party, nor shall either party represent that it has any such authority, express, implied or otherwise. Neither Party shall not negotiate or enter into any oral or written contract, agreement or arrangement on behalf of, or in the name of the other Party. The Parties shall not engage in any conduct which would result in the breach or violation of any agreement, law, ordinance or regulation. Neither Party shall enter into any agreement, either written or oral, on behalf of the joint venture unless agreed to in writing by both Parties.

     2. PURPOSE/PROJECT. The Joint Venture shall be formed for the purpose of having ACSi develop a functional prototype of the electronic film system with modular and upgradeable image sensors, memory, display, I/O features and 35mm-quality video capture using the three existing 4 megapixel image sensors of SILICON and ACSI's FPGA-based Sensor Developers' platform. This purpose shall hereinafter be referred to as the "project."

     3. CONTRIBUTIONS.

              3.1. The Parties shall each make an initial contribution to the Joint Venture according to the following terms:

                  i.       SILICON's Contribution:

                           a. Three existing image sensors (4megapixel) suitable for a product demonstration;

                           b. Use of Intellectual property regarding electronic film operation as follows:

                                    #5282040-Apparatus for operating a film
                                    camera;

                                    #5452000-An apparatus for electronic
                                    photography using a conventional film
                                    camera;

                                    #6147389-An image sensor package with image plane references;

                                    #6393224-E-film cartridge with sensor
                                    avoidance feature;

                                    #HK1004077-Apparatus for operating a
                                    conventional film camera in an electronic mode; and,

                           c. Mechanical designs and hardware resources in existence relating to the electronic film system

                  ii.      ACSi's Contribution:

                           a. Patented "Universal Imager Bus" architecture for connecting a variety of image sensors through a common interface;

                           b. More than twenty five years combined experience in developing digital imaging systems and image processing algorithms;

                           c. Technical and financial resources to develop a working prototype of the electronic film system; and,

              3.2. Additional contributions shall be determined in writing by the Parties as the need arises from time to time during the term of the Joint Venture.

              3.3 In the event the Project and/or the Joint Venture are terminated for any reason, each Party shall be entitled to the immediate and unconditional return of its contributions.

     4. MANAGEMENT. The Joint Venture shall be administered by Mathew Whalen, President of ACSi, who shall perform the day-to-day management and administration of the project and provide monthly reports to each party.

              4.1 MANAGEMENT COMMITTEE. The Management Committee, composed of one representative of each Party to be designated upon the effective date of this agreement, shall provide the general direction for the project through the JV Administrator. The JV Administrator can also be the representative of a Party.

              4.2 COMPENSATION. The JV Administrator and the Management Committee managers shall not receive any compensation for services rendered by them under this JVA.

EXPENSES OF VENTURE: All expenses incurred in the work performed pursuant to this JVA shall be paid for by ACSi unless otherwise agreed upon in writing by both parties.





     6. CONFIDENTIALITY.

              6.1 All information, material and data labeled or designated in writing as confidential or proprietary or which each Party or its employees, agents or representatives are advised by the other Party is of such character or which each Party knows or reasonably should know is customarily treated as such within the industry of SILICON and/or ACSi, and solely by way of illustration and not in limitation including the following: drawings, designs, concepts, architecture and circuitry, specifications, software programs, routines, subroutines, concepts, ideas and formulas, production plans, designs, layouts, schedules, drawings, sales, cost and price analyses, evaluations, formulae, lists and sales and marketing analyses, plans and data, prototypes, pre-production samples, parts, 3D data bases, program listings, data file printouts, printed circuit boards, processes, component part listings and prices, product information, new product plans, customer lists and other customer information shall be deemed "Confidential Information". Any Confidential Information concerning each Party, which is disclosed to or obtained by the other Party either directly or indirectly in the performance of this JVA, shall remain the property of the original Party and is disclosed or obtained in strict confidence. The Parties shall not use (other than in the performance of Services pursuant to this JVA) or disclose to others during or subsequent to the termination of this JVA the Confidential Information unless in each instance the disclosing Party secures the prior written consent of the other Party. The Parties shall take every such action with its employees and agents to effectuate the intent of this provision and the confidentiality obligation imposed by this JVA. Information shall not be considered confidential which:

         i. is in the public domain at the time of disclosure or thereafter enters the public domain other than through a breach of this JVA; or

         ii. is in the possession of the receiving Party prior to its receipt from the disclosing Party; or

         iii. is lawfully obtained from a third party under circumstances permitting the receiving Party to use or disclose the information without restrictions; or

         iv. is independently developed by the receiving Party; or is required to be disclosed as a result of government or judicial action.

              6.2. In addition to any other rights or remedies available, both parties shall be entitled to enforcement of the obligations in this
         Section 6.1 by court injunction. The Parties shall disclose information learned in the course of work performed only to such of its employees or independent contractors, if any, who have a need to know and who are bound by a written agreement to maintain the confidentiality of any such information learned in the course of work performed in a manner consistent with this JVA.


     7. INTELLECTUAL PROPERTY. Any technology including but not limited to any inventions, original works of authorship, developments, concepts, improvements, designs, discoveries, ideas, trademarks or trade secrets, whether or not patentable or registrable under copyright or similar laws, which ACSi may solely or jointly conceive or develop in the performance of the project herein shall be the sole property of SILICON and all rights, title and interest therein shall be held in trust for the sole right and benefit of SILICON, shall be assigned to SILICON in accordance with subparagraph 7.1 herein. The prototype shall also be the exclusive property of SILICON.

              7.1 TRANSFER. ACSi shall, on demand at any time after termination of this JVA absolutely and without reservation assign, transfer and set over to SILICON all rights, title and interest of ACSi in and to any work product, improvement or process which ACSi may discover, make, invent, conceive, develop or design, solely or jointly with others, during performance of this JVA, or which was directly or indirectly discovered, made, invented, conceived, developed or designed in the performance of the project herein. ACSi covenants and agrees to sign any papers and do all rightful acts or things necessary or appropriate to secure for SILICON, or its successors or assigns, any and all rights, title and interest relating to such work product, improvement or process, including patents and copyrights in the United States and foreign countries. The prototype shall be returned, on demand, at any time after termination of this JVA to SILICON unless otherwise agreed upon in writing by the parties.

              7.2 MAINTENANCE OF RECORDS. ACSi agrees to keep and maintain adequate and current written records of all Inventions made by it (solely or jointly with others) in the performance of this JVA. The records will be in the form of notes, sketches, drawings, and any other format utilized in the ordinary course of business. The records will be available to and remain the sole property of SILICON at all times and shall be returned to SILICON upon termination of this JVA. At any time during the existence of the Joint Venture SILICON shall be entitled to examine and review, by itself or through its designated representative, all such records. Such review shall take place only upon reasonable notice and during normal business hours.

              7.3 PATENT AND COPYRIGHT REGISTRATIONS. ACSi agrees to assist SILICON, at SILICON's expense, unless otherwise subsequently agreed to, in every proper way to secure SILICON's rights in the technology and any copyrights, patents, mask work rights or other intellectual property rights relating thereto in any and all countries, including the disclosure to SILICON of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments which SILICON shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to SILICON, its successors, assigns, and nominees, the sole and exclusive rights, title and interest in and to such technology, and any copyrights, patents, mask work rights or other intellectual property rights relating thereto. ACSi further agrees that its obligation to execute or cause to be executed shall continue after the termination of this Agreement.

     8. TERM. This JVA shall terminate upon the earlier of the following events
(a) ACSi's successful development and demonstration to SILICON of a functional prototype of the electronic film system; (b) 180 days from the effective date of this JVA or (c) upon mutual consent of the parties as indicated in paragraph 9.

     9. TERMINATION. This JVA may be terminated by mutual written consent of both Parties. If this Agreement is terminated, the Joint Venture shall be terminated as well, and all Parties' obligations under this Agreement with respect to the operation and administration of the Joint Venture shall no longer have force or effect.

               9.1 TERMINATION UPON SUCCESSFUL DEVELOPMENT AND DEMONSTRATION OF FUNCTIONAL PROTOTYPE. The parties agree that upon termination of this JVA based upon the successful development and demonstration of a functional prototype to SILICON, then ACSi and SILICON shall, within 90 days of the termination of this Agreement, enter into one or more of the following:

         (a) a licensing agreement between SILICON and ACSi for ACSi's exclusive license of the technology developed during this JVA and/or patents indicated in Paragraph 3.1.i.b. with terms to be determined at a later date. In the event ACSi refuses such license and SILICON thereafter licenses the technology developed during this JVA to a third party (exclusive of patents indicated in Paragraph 3.1.i.b, then ACSi shall have a right to a 25% share of revenue generated from said licensing agreement. This license revenue sharing is non-cumulative to any revenue sharing generated in paragraphs 9.1(b) and 9.1(c) below and shall not apply to the licensing of patents currently owned by SILICON; OR

         (b) a revenue sharing agreement for the commercialization of the technology developed during this JVA culminating in an EFS provided ACSi agrees to undertake product development and raise all of the necessary capital to fund the project; whereupon, ACSi shall receive a 25% share of revenue generated from the sale of production units or sale of technology developed during this JVA and EFS rights to a third party; OR

         (c) a revenue sharing agreement for the commercialization of the technology developed during this JVA culminating in an EFS provided a third party is found by either SILICON and/or ACSi to undertake product development and raise all of the necessary capital to fund the project; whereupon, ACSi and SILICON, each, shall receive a 50% share of the negotiated split of revenues between the third party and SILICON.

In the event the parties do not, within ninety days, enter into an agreement as indicated above, then SILICON shall thereafter have the right to enter into an agreement with a third party for the commercialization of the results of the development work of this JVA and/or the sale or licensing of the technology developed during this JVA. In that event, ACSi shall be entitled to 25% of the revenue generated from the sale of production units of the EFS or licensing or sale of technology developed during this JVA and EFS rights to a third party. ACSi understands and agrees that the decision whether or not to commercialize or market the EFS or license or sell the technology developed solely by ACSi pursuant to this JVA, other than as indicated herein, is within SILICON's sole discretion and that no renumeration will be due to ACSi should these events never occur.

     10. LIABILITY. Each Party acknowledges that it shall be responsible for any loss, cost, damage, claim, or other charge that arises out of or is caused by the actions of that Party or its employees or agents. No Party shall be liable for any loss, cost, damage, claim, or other charge that arises out of or is caused by the actions of any other Party or its employees or agents. Joint and several liability will not attach to the Parties; no Party is responsible for the actions of any other Party, but is only responsible for those tasks undertaken by it. The Parties agree that in no event will consequential or punitive damages be applicable or awarded with respect to any dispute that may arise between or among the Parties in connection with this JVA.

     11. INSURANCE. Each party, at its own cost and expense, shall secure and maintain in force during the term of this JVA, appropriate public liability and casualty insurance, or adequate levels of self-insurance sufficient to insure against any liability under this JVA.

     12. WARRANTIES. ACSi warrants that the services in furtherance of the project herein will be performed with care, skill and diligence in accordance with the applicable professional standards currently recognized by such profession, and shall be of high professional quality, technically accurate and complete, and in strict accordance with the requirements of this JVA.

     13. INFRINGEMENT WARRANTY. ACSi represents, warrants and covenants that any writings, proposals, products, systems, improvements or processes (collectively, "Intellectual Property") which ACSi conceives or develops pursuant to this JVA in any work performed under this Agreement will not infringe upon the patents, patent applications, copyrights, trademarks or any intellectual property rights of any third party. If a third party asserts a claim that the Intellectual Property or any portion thereof infringes a third party's validly issued patent or copyright, SILICON shall have the right to require ACSi to either procure for SILICON the right to continue using such materials or to replace or modify same so that it is non-infringing. In the event a third party asserts a claim against SILICON, alleging that the Intellectual Property infringes a third party's rights in a patent or copyright in the United States or any other intellectual property rights, ACSi shall, subject to the provisions of this SECTION 13, DEFEND AND indemnify SILICON and hold it harmless from any costs, damages, liabilities, claims, counterclaims, fees (including attorneys' fees) and expenses arising from such claim of infringement.


     14. INDEMNIFICATION. In addition to the indemnification of third party Intellectual Property claims which are addressed in SECTION 13, each Party shall defend, indemnify and hold harmless the other party, its officers, directors, partners, employees, agents or other representatives from any claims, liabilities, losses, damages, costs, expenses (including, without limitation, attorney's fees), arising out of or resulting from any act or omission of the other party in connection with this JVA.

     15. ASSIGNMENT. Neither Party may assign or transfer their respective rights or obligations under this Agreement without prior written consent from the other Party. Except that if the assignment or transfer is pursuant to a sale of all or substantially all of a Party's assets or is pursuant to a sale of a Party's business, then no consent shall be required. In the event that an assignment or transfer is made pursuant to either a sale of all or substantially all of the Party's assets or pursuant to a sale of the business, then written notice must be given of such transfer within 10 days of such assignment or transfer. No consent is required in the event a Party changes its name.

     16. SUBCONTRACTORS. Neither Party shall subcontract any or all of the services to be performed pursuant to this JVA unless agreed to in writing by the other party after review and approval of all subcontractor agreements which shall include provide confidentiality provisions no less stringent than provided herein.

     17. AMENDMENT. No amendment or modification of this JVA shall be valid unless agreed to in writing by both parties.

     18. GOVERNING LAW. This Agreement shall be construed in accordance with, and governed in all respects by, the laws of the State of Illinois, without regard to conflicts of law principles.

     19. SEVERABILITY. If any part or parts of this Agreement shall be held unenforceable for any reason, the remainder of this Agreement shall continue in full force and effect. If any provision of this Agreement is deemed invalid or unenforceable by any court of competent jurisdiction, and if limiting such provision would make the provision valid, then such provision shall be deemed to be construed as so limited.

     20. NOTICE. Any notice required or otherwise given pursuant to this JVA shall be in writing and mailed certified return receipt requested, postage prepaid, delivered by overnight courier, or by facsimile, addressed as follows:

  If to SILICON:
  123 East Ogden Avenue-Suite 102A
  Hinsdale, Illinois 60521
  Facsimile:  630-325-7140

  If to ACSi:
  Applied Color Science, Inc.:
  25695 La Cima
  Laguna Niguel, CA   92677
  Facsimile:  949-364-5663

 If to Joint Venture:
 To both parties as indicated above

     21. HEADINGS. The headings for sections herein are for convenience only and shall not affect the meaning of the provisions of this JVA.

     22. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties, and supersedes any prior understanding or representation of any kind preceding the effective date of this JVA. There are no other promises, conditions, understandings or other agreements, whether oral or written, relating to the subject matter of this JVA except the Memorandum of Understanding executed on August 11, 2006 which is superceded by this JVA.

     23. WAIVERS. Waiver by any Party of any breach or failure to comply with any provision of this JVA by another Party shall not be construed as, or constitute, a continuing waiver of such provision or a waiver of any other breach of or failure to comply with any other provision of this JVA.

     24. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

     25. EFFECTIVE DATE. This JVA shall be effective as of the date of the last signature below.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date of the last signature below.


SILICON FILM TECHNOLOGIES, INC.                   APPLIED COLOR SCIENCE, INC.

    /s/ Sebastien C. Dufort                         /s/ Matt Whalen
---------------------------------                ------------------------------
Signature                                         Signature

Sebastien C. Dufort                               Matt Whalen
---------------------------------                 -----------------------------
Print Name                                        Print Name

  PRESIDENT                                          PRESIDENT
---------------------------------                 ------------------------------
Title                                             Title

  10/9/07                                            10/9/07
---------------------------------                 ------------------------------
Date                                              Date